UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025 (September 9, 2025)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 289-7545

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 9, 2025, Donald P. Newman, Executive Vice President, Finance and Chief Financial Officer of ATI Inc. (the “Company”) advised the Company that he will retire from the Company on March 1, 2026. The Company is conducting a process to identify his successor.

To smoothly transition his duties and knowledge once his successor is identified, Mr. Newman is expected to provide consulting services to the Company for a period of ten months following his retirement (through January 2027), during which time and in consideration for his services, the Company will pay Mr. Newman $10,000 per month. Additionally, the Company will reimburse Mr. Newman a portion of the cost of COBRA coverage in an amount equal to the difference between the premium payable with respect to coverage for Mr. Newman and his dependent and the amount that he would have paid for coverage under the Company’s health benefits programs had be remained employed by the Company until the earlier of 18 months following the date of his retirement or until he otherwise becomes ineligible for COBRA coverage. Any equity awards outstanding at the time of his retirement will vest according to their existing terms and conditions (including retirement vesting to the extent applicable for such awards and for which the Company has agreed to waive required notice periods), and Mr. Newman will be subject to customary affirmative and negative covenants.

The Company issued a press release on September 10, 2025 to announce Mr. Newman’s planned retirement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d) On September 10, 2025, the Company announced that its Board of Directors (the “Board”) expanded the size of the Board from ten to twelve directors and appointed Elizabeth Lund to the Board as an independent Class III Director, with a term expiring at the Company’s 2026 Annual Meeting of Stockholders, and Jean Lydon-Rodgers to the Board as an independent Class II Director, with a term expiring at the Company’s 2028 Annual Meeting of Stockholders, in each case effective November 1, 2025. Ms. Lund and Ms. Lydon-Rodgers each will serve on the Audit and Risk Committee of the Board.

Ms. Lund retired in March 2025 following a 34-year career with Boeing Co., having most recently served as Senior Vice President of Quality for Boeing Commercial Airplanes and as Chair of Boeing’s Enterprise Quality Operations Council. From 2021 to 2024, she was Senior Vice President, Airplane Programs, with responsibility for production and delivery across all commercial aircraft, and from 2019 to 2021 served as Vice President and General Manager, Supply Chain. overseeing 3,000 suppliers in 41 countries. Earlier in her career, Ms. Lund held numerous executive leadership positions in engineering, program management, manufacturing and supplier management across Boeing’s Commercial Airplanes business. Over her 34-year career, she drove major turnarounds, including tripling aircraft delivery performance during a critical production ramp and implementing enterprise-wide safety and quality reforms with the Federal Aviation Administration. Ms. Lund received the Women in Aerospace Outstanding Achievement Award in 2015. She holds a BS in Mechanical Engineering from the University of Tulsa and an MS in Mechanical and Aerospace Engineering from the University of Missouri-Columbia.

Ms. Lydon-Rodgers retired in 2021 following a 35-year career with GE, having most recently served as President and Chief Executive Officer of GE Aviation Services, from 2016 until 2021, overseeing the company’s global aftermarket services division delivering lifecycle support for its 37,000 commercial aircraft engines. From 2009 to 2016, she was President and Chief Executive Officer of GE Aviation Military Systems, with responsibility for the development, production, and aftermarket support of 24,000 fixed-wing, helicopter and marine engines for the U.S. Department of Defense and international military customers. Earlier in her career, Ms. Lydon-Rodgers held a series of executive leadership positions with GE Aviation, including as Vice President of the F136 Engine Program at GE Aviation and President and Chair of the Board of the GE Rolls-Royce Fighter Engine Team, leading a joint venture between GE and Rolls-Royce responsible for the development of the Joint Strike Fighter F136 Propulsion System. Ms. Lydon-Rodgers has been recognized for her industry leadership, including service on the FAA/DOT Women in Aviation Advisory Board and the Distinguished Stateswoman of Aviation Award from the National Aeronautic Association in 2021. She holds an MBA in Finance from Xavier University and a BS in Electrical Engineering from Penn State University.

Both Ms. Lund and Ms. Lydon-Rodgers bring significant senior leadership experience, extensive expertise in the Company’s core aerospace and defense markets, and deep manufacturing knowledge to the Board. The Board has determined that Ms. Lund and Ms. Lydon-Rodgers each are independent directors under applicable New York Stock Exchange listing requirements and the Board’s own independence standards, which are included in the Company’s Corporate Governance Guidelines. As non-employee members of the Board, they each will receive the standard compensation paid to non-employee directors for service on the Board, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2025.

There is no arrangement or understanding between either Ms. Lund or Ms. Lydon-Rodgers and any other person pursuant to which they were selected as directors. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lund or Ms. Lydon-Rodgers, or any member of their immediately families had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release on September 10, 2025 to announce the appointment of Ms. Lund and Ms. Lydon-Rodgers to the Board, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

(e) The disclosure set forth above under Item 5.02(a) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01.	Exhibit

(d)	99.1	Press Release dated September 10, 2025

	99.2	Press Release dated September 10, 2025

	104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

	By:	/s/ Vaishali S. Bhatia
Vaishali S. Bhatia
Senior Vice President, General Counsel and Chief Compliance Officer

Dated: September 10, 2025